Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

K-V Pharmaceutical Company

Bridgeton, Missouri

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-44927, 333-00199, 333-48252 and 333-85516) on Form S-8 and the Registration Statements (Nos. 333-87402 and 333-106294) on Form S-3 of K-V Pharmaceutical Company (the Company) of our reports dated June 10, 2011 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting which appear in this Form 10-K.

Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2011.

/s/ BDO USA, LLP

Chicago, Illinois

June 10, 2011